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                                                                  Exhibit 10 (s)

One Tabas Lane

                                 PROMISSORY NOTE

                         $ 3,025,000.00 August '9, 1995

      FOR VALUE RECEIVED, the undersigned, Hough-Loew Associates, Inc. a Pennsylvania corporation (hereinafter referred to as ~Maker"), hereby promises to pay to the order of USG ANNUITY - LIFE COMPANY, an Oklahoma corporation, or any subsequent holder hereof (hereinafter referred to as "Payee")' at the office of Payee, 604 Locust Street, Des Moines, Iowa 50309, or at such other place as Payee may from time to time designate in writing, the principal sum of Three Million Twenty-Five Thousand and No/100 Dollars ($3,025,000.00) and interest thereon at eight and one-fourth percent ( 8 1/4~) per annum, both principal and interest to be paid in lawful money of the United States of America, as follows:

      (i) Interest only from and including the date of disbursement of the loan proceeds shall be paid on September 1, 1995; and

      (ii) Payments of principal and interest shall be made in sixty (60) successive monthly installments commencing on October 1, 1995, and on the first day of each and every calendar month thereafter up to and including September 1, 2000, the first fifty-nine installments to be in the amount of Twenty-Five Thousand Seven Hundred Seventy-four and 99/100 Dollars ($25,774.99) each, and the final installment payable on September 1, 2000 (hereinafter referred to as the "Maturity Date"), to be in the full amount of principal of this Promissory Note (the ~Note"), interest and all other sums remaining unpaid hereunder and under the Mortgage (as hereinafter defined). If a payment date is a non-business day, the installment shall be due on the next business day.

      All payments on account of the indebtedness evidenced by this Note shall be applied: (i) first, to further advances, if any, made by the holder hereof as provided in the Loan Documents (as hereinafter defined); (ii) next, to any Late Charge (as hereinafter defined); (iii) next, to interest at the Default Rate (as hereinafter defined), if applicable; (iv) next, to the Prepayment Premium (as hereinafter defined), if applicable; (v) next, at the rate of eight and one-fourth percent (8 1/4%) per annum on the unpaid principal balance of this Note unless interest at the Default Rate is applicable; and (vi) lastly, any remainder to reduce the unpaid principal of this Note. Interest shall be computed on the basis of a 30-day month and a 360-day year.

      MAKER ACKNOWLEDGES THAT THE MONTHLY INSTALLMENTS REFERRED TO ABOVE WILL NOT AMORTIZE ALL OF THE PRINCIPAL SUM OF THE INDEBTEDNESS BY THE MATURITY DATE, RESULTING IN A " BALLOON PAYMENT." ON SAID DATE OF THE ENTIRE UNPAID PRINCIPAL BALANCE OF THIS NOTE AND ACCRUED UNPAID INTEREST.

      In the event any installment of principal and/or interest due hereunder, and/or any escrow fund payment for real estate taxes, assessments, other similar charges or insurance premiums due under the Mortgage (as hereinafter defined) shall become overdue for a period in excess of five (5) days, Maker shall pay to the holder hereof a late charge (hereinafter referred to as a "Late Charge") of five ($.05) cents for each dollar so overdue in order to defray part of the cost of collection.

      In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently paid by the Maker or inadvertently received by the Payee, then such excess sum shall be credited as a payment of principal, unless the Maker shall notify the Payee, in writing, that the Maker elects to have such excess sum returned to it forthwith. It is the express intent hereof that the Maker not pay and the Payee not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be legally paid by the Maker under applicable law.

      Payment of this Note is secured by an Open-End Mortgage, Security Agreement, Financing Statement and Fixture Filing (hereinbefore and hereinafter referred to as the UMortgage") dated of even date herewith from Maker, as Mortgagor, to Payee, as Mortgagee, encumbering certain real estate and other property interests situated in the County of Chester, Commonwealth of Pennsylvania and more particularly described in the Mortgage (hereinafter referred to as the UPremises"). This Note, the Mortgage, and all other instruments now or hereafter evidencing or securing the loan evidenced hereby are hereinafter sometimes collectively referred to as the ULoan Documents". The Mortgage contains a "Due on Sale and Further Encumbrance" clause which, together with all other terms of the Mortgage, are incorporated herein by this reference.

      Payment of this Note is further secured by the HOther Security Documents" as defined in the Cross-Collateralization Rider, which is attached to the Mortgage as Exhibit B.

      Except as expressly permitted by this paragraph, no prepayments shall be made of the indebtedness evidenced by


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this Note. Maker reserves the privilege to prepay, in full but not in part, the principal indebtedness evidenced hereby on any installment payment date, upon ninety (90) days prior written notice to the holder hereof and upon payment of a premium (hereinafter referred to as the prepayment Premium.) equal to the percentage of the principal amount so prepaid in accordance with the following table:


        If Prepayment Made                       Prepayment Premium
        -----------------------------------------------------------
        During Loan Year:                               Percentage:
        -----------------------------------------------------------
        1                                                        5%
        2                                                        4%
        3                                                        3%
        4                                                        2%
        5                                                        1%

For purposes of calculation of the Prepayment Premium only, a Loan Year during the term hereof shall be a period of twelve consecutive months, the first of which shall commence on the first day of the month following the date hereof and each succeeding Loan Year shall commence on the anniversary of such date.

      In the event Payee applies any insurance proceeds or condemnation proceeds to the reduction of the principal indebtedness under this Note in accordance with the terms and conditions of the Mortgage, and if, at such time, no Event of Default (as hereinafter defined) exists hereunder or under the Mortgage at such time, then no Prepayment Premium shall be due or payable as a result of such application and the monthly installments due and payable hereunder shall be adjusted to reflect the reduced principal balance.

      In addition to the above, no Prepayment Premium shall be due or payable if Maker elects to prepay, in full but not in part, the principal indebtedness evidenced hereby at any time within ninety (90) days prior to the Maturity Date upon at least forty-five (45) days prior written notice to the holder hereof.

      If the maturity of the indebtedness evidenced hereby is accelerated by Payee as a consequence of the occurrence of an Event of Default, or in the event the right to foreclose the Mortgage shall otherwise accrue to Payee, the Maker agrees that an amount equal to the Prepayment Premium shall be added to the balance of unpaid principal and interest then outstanding, and that the indebtedness evidenced hereby shall not be discharged except: (i) by payment of such Prepayment Premium, together with the balance of principal and interest and all other sums then outstanding (if the Maker tenders payment of the indebtedness evidenced hereby prior to judicial confirmation of foreclosure sale); or (ii) by

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inclusion of such Prepayment Premium as a part of the
indebtedness evidenced hereby in any such judicial order or judgment of foreclosure.

      It is hereby expressly agreed by Maker that time is of the essence hereof and that each of the following occurrences shall constitute a default ("Event of Default") under this Note:

            (i)   The failure of the Maker to:

                  (a) make any payment of any installment of principal or interest under this Note within five (5) days after the same shall fall due, or

                  (b) comply with any of the other terms of this Note within thirty (30) days after written notice of such failure has been given by Payee to Maker or within such longer period of time as may be reasonably necessary to cure such non-compliance if Maker is diligently pursuing such cure and the failure is susceptible of cure within a reasonable time.

            (ii) The failure of Maker to make payment of any amount due the holder hereof under any Loan Documents other than this Note, on any date on which the same shall fall due (including any applicable grace period).

            (iii) The occurrence of any Event of Default under any of the Loan
                  Documents other than this Note.

            (iv) The occurrence of an Event of Default under any of the "Other Notes" or the "Other Security Documents" as such terms are defined in the CrossCollateralization Rider, attached to the Mortgage as Exhibit B.

      Payee shall have the following rights, privileges, powers, options and remedies whenever any Event of Default shall occur under this Note:

            (i)   The right to foreclose the Mortgage shall accrue to Payee.

            (ii) The entire unpaid principal balance of, and any unpaid interest then accrued on, this Note together with the Prepayment Premium, shall, at the option of Payee and without demand or notice of any kind to the Maker or any other person, immediately become due and payable.

            (iii) From and after the date of the occurrence of any Event of
                  Default and continuing until such Event


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                  of Default is fully cured or until this Note is paid in full, the Maker promises to pay interest on the principal balance of this Note then outstanding at the rate (hereinbefore and hereinafter referred to as the "Default Rate") of twelve and one-fourth percent (12 1/4%) per annum. The Maker agrees that such additional interest which has accrued shall be paid at the time of and as a condition precedent to the curing of such Event of Default. During the existence of any such Event of Default Payee may apply payments received on any amounts due hereunder or under the terms of any of the Loan Documents as Payee shall determine; and if Payee elects (notice of election being expressly waived by the Maker), the principal remaining unpaid with accrued interest shall at once become due and payable, as provided above.

            (iv) Payee shall have, and may exercise any and all rights, powers, privileges, options and remedies available at law or in equity and as provided in any of the Loan Documents.

      Upon the occurrence of an Event of Default under any of the Loan Documents, the Maker expressly agrees to pay all costs of collection and enforcement of every kind, including without limitation, all reasonable attorneys' fees, court costs, costs of title evidence and insurance, inspection and appraisal costs and expenses of every kind incurred by Payee in connection with the protection or realization of any or all of the security for this Note, whether or not any lawsuit is filed with respect thereto. An Event of Default under this Note shall constitute a default under each and all of the other Loan Documents.

      The rights, powers, privileges, options and remedies of Payee, as provided in this Note, in any of the Loan Documents, or otherwise available at law or equity shall be cumulative and concurrent, and may be pursued singly, successively or together at the sole discretion of Payee, and may be exercised as often as occasion therefor shall occur. No delay or discontinuance in the exercise of any right, power, privilege, option or remedy hereunder shall be deemed a waiver of such right, power, privilege, option or remedy, nor shall the exercise of any right, power, privilege, option or remedy be deemed an election of remedies or a waiver of any other right, power, privilege, option or remedy. Without limiting the generality of the foregoing, the failure of the Payee after the occurrence of any Event of Default to exercise Payee's right to declare the indebtedness remaining unmatured hereunder to be immediately due and payable shall not constitute a waiver of


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

such right in connection with any future Event of Default. Acceleration of maturity, once claimed hereunder by Payee, may, at Payee's option, be rescinded by written acknowledgment to that effect, but the tender and acceptance of partial payment or partial performance alone shall not, by itself, in any way affect or rescind such acceleration.

      Maker (and each guarantor hereof, if any) jointly and severally waives presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, except as otherwise provided herein, and agrees that the liability of each of them hereunder shall be joint, several and unconditional without regard to the liability of any other party and shall not be in any manner affected by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee; and Maker (and each guarantor hereof, if any) consents to any and all extensions of time, renewals, waivers or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and to the release of any collateral given to secure the payment hereof, or any part thereof, with or without substitution, and agrees that additional makers or guarantors may become parties hereto without notice to any of them or affecting any of their liability hereunder.

      Payee shall not by any acts of omission or commission be deemed to waive any rights or remedies hereunder unless such waiver is in writing and signed by Payee, and then only to the extent specifically set forth therein; a waiver of one event shall not be construed as continuing or as a bar to or waiver of such right or remedy on a subsequent event.

      All notices, demands and requests given hereunder by the Maker or Payee, shall be in writing and shall be delivered either by: (i) hand delivery to the address for notices; (ii) delivery by overnight courier service to the address for notices; (iii) by certified mail, return receipt requested, addressed to the address for notices by United States mail, postage prepaid.

      All notices shall be deemed effective upon the earlier to occur of: (x) the hand delivery of such notice to the address for notices; (y) one business day after the deposit of such notice with an overnight courier service by the time deadline for next day delivery addressed to the address for notices; or (z) three business days after depositing the notice in the United States mail as set forth in (iii) above.

      All notices shall be addressed to the following addresses:


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

              Maker:      Hough-Loew Associates, Inc.
                          750 Springdale Drive
                          Exton, PA 19341
                          Attn: Jack R. Loew

     With a copy to:      Stephen S. Aichele, Esq.
                          Saul, Ewing, Remick & Saul
                          3800 Centre Square West
                          Philadelphia, PA 19102

              Payee:      USG Annuity & Life Company
                          604 Locust Street
                          Des Moines, Iowa 50309
                          Attn: Equitable Investment Services,
                          Inc.
                          Managing Director/Real Estate

     With a copy to:      Nyemaster, Goode, McLaughlin, Voigts,
                          West, Hansell & O'Brien, P.C.
                          1900 Hub Tower
                          699 Walnut Street
                          Des Moines, Iowa 50309

or to such other person or at such other place as any party hereto may by notice designate as a place for service of notice.

      MATER HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OR THE PROTHONOTARY OR STORK OF ANY COURT IN THE COMMONWEALTH OF PENNSYLVANIA, OR ELSEWHERE, TO APPEAR FOR THE UNDERSIGNED AT ANY TIME AFTER AN EVENT OF DEFAULT HEREUNDER IN ANY ACTION BROUGHT AGAINST MAKER, ON THIS NOTE AT THE SUIT OF PAYEE, WITH OR WITHOUT DECLARATION FILED, AS OF ANY TERM, AND ~n~REIN TO CONFESS AND ENTER JUDGEMENT AGAINST THE UNDERSIGNED FOR THE ENTIRE UNPAID PRINCIPAL OF THIS NOTE AND ALL OTHER SUMS PAID BY PAYEE TO OR ON BERATED OF THE UNDERSIGNED PURSUANT TO THE TERMS OF THIS NOTE OR THE MORTGAGE, AND ALL INTEREST THEREON, TOGETHER WITH COSTS OF SUIT, ATTORNEY'S FEES OF FIVE PERCENT (5%) FOR COLLECTION; AND FOR SO DOING THIS NOTE OR A COPY HEREOF VERIFIED BY AFFIDAVIT (WHICH SHALL INCLUDE REFERENCE TO AN EVENT OF DEFAULT WHICH HAS OCCURRED AND NOT BEEN CURED IN ACCORDANCE WITH THE TERMS OF THIS NOTE) SHALL BE A SUFFICIENT WARRANT. NOTWITHSTANDING ANYTHING IN THIS PARAGRAPH TO THE-CONTRARY, NO SUCH ACTION TO CONFESS AND ENTER JUDGMENT AGAINST MAKER WILL BE INITIATED BY PAYEE UNTIL PAYEE HAS GIVEN MAKER AT LEAST FIVE (5) DAYS PRIOR NOTICE OF PAYEE'S INTENTIONS. THE AUTHORITY GRANTED HEREIN TO CONFESS JUDGMENT SHALL NOT BE EXHAUSTED UNTIL PAYMENT IN FULL OF ALL THE AMOUNTS DUE HEREUNDER.

      This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.


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


      Except as specifically otherwise set forth in subparagraphs (i) through
(viii) below and in that certain Environmental Indemnification Agreement dated on or about this same date from Maker to Payee, no personal liability under this Note shall be asserted or enforceable against the Maker personally or any person interested beneficially or otherwise in the Premises, or in respect of the making, issuance or transfer hereof, all such liability being expressly waived by Payee (provided, the foregoing shall not affect the liability of any guarantor of any obligations arising under a separate guaranty hereof); and Payee accepts this Note upon the express condition that in case of the occurrence of an Event of Default, the remedies of the Payee in its sole discretion shall be any or all of:

      (a) foreclosure of the Mortgage in accordance with the terms and provisions set forth in the Mortgage;

      (b) action against any other security at any time given to secure the payment hereof; and

      (c) action to enforce the personal liability of Maker pursuant to subparagraphs (i) through (viii) below and pursuant to the Environmental Indemnification Agreement.

      MAKER WAIVES ANY RIGHT TO A JURY TRIAL WITH RESPECT TO ANY MATTER ARISING OUT OF THIS NOTE.

      Notwithstanding anything in this Note to the contrary, there shall at no time be any limitation on Maker's liability for the payment to Payee of:

      (i) condemnation proceeds or insurance proceeds which Maker has received and to which the Payee is entitled pursuant to the terms of this Note or any of the Loan Documents,

      (ii) any security deposits, prepaid rent or lease termination fees, and any rentals or income which are received by Maker after the occurrence of an Event of Default,

      (iii) all loss, damage, costs, expense and liability ~ ~ (including without limitation, reasonable attorneys' fees and costs) directly or indirectly incurred by Payee (and its directors, officers, employees and agents) arising out of or attributable to the installation, use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a Hazardous Substance (as defined in the Mortgage), or from the presence of any underground storage tanks, in, on, under or about the Premises, including without


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            limitation, (a) all foreseeable consequential damages, (b) the cost of any required or necessary repair, cleanup or detoxification of the Premises and (c) the preparation and implementation of any closure, remedial or other required plans, or damages arising from the presence of any toxic or hazardous waste or substances, or underground storage tanks, or any other pollutants in or on the Premises,

      (iv) delinquent taxes, assessments and other similar charges levied against the Premises,

      (v) all loss, damages and expenses incurred by Payee and arising from any misrepresentation or breach of warranty of Maker, or any certification, financial statement or other information furnished by or on behalf of Maker to Payee to induce Payee to loan the money evidenced by the Note which proves to have been inaccurate or false in any respect when made, or any willful or wanton act or omission of Maker,

      (vi) all loss or expenses incurred by Payee under the Loan Documents resulting from Maker declaring bankruptcy or seeking protection under any provision of any federal or state bankruptcy or insolvency law, or in the event the Premises shall be subject to the administration or control of any bankruptcy court, trustee, referee, or other official,

      (vii) any loss, including any Prepayment Premium, cost, or expense resulting from acceleration of the maturity of the Note due to the application of the due on sale or further encumbrance U provisions contained in the Mortgage, or

      (viii) any transfer or other taxes, costs and reasonable attorneys fees incurred by Payee in connection with the enforcement of the Loan Documents.

With the exception of those items of liability specifically set forth in items
(i) through (viii) above, the lien of any judgment against Maker in any proceeding instituted on, under or in connection with this Note or the Mortgage, or both, shall not extend to any property now or hereafter owned by Maker other than the interest of the Maker in the Premises and the other security for the payment of this Note.

      IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.


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      Maker acknowledges receipt of a copy of this instrument at the time it was signed.

                               HOUGH-LOEW A,SSOCIATES, INC.

                                     By:/s/ Jack R. Loew
                                     August 4, 1995
                                     Names.
                                     Title:


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